                              STARBASE CORPORATION
                 SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

                                 (U.S. Persons)

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

1.   Purchase and Sale of Stock. . . . . . . . . . . . . . . . . . . . . .    1

     1.1  Sale and Issuance of Units . . . . . . . . . . . . . . . . . . .    1
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.   Representations and Warranties of the Company . . . . . . . . . . . .    1
     2.1  Organization, Good Standing and Qualification. . . . . . . . . .    1
     2.2  Capitalization and Voting Rights . . . . . . . . . . . . . . . .    1
     2.3  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .    1
     2.4  Valid Issuance of Preferred Stock. . . . . . . . . . . . . . . .    2
     2.5  Governmental Consents. . . . . . . . . . . . . . . . . . . . . .    2
     2.6  Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.7  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

3.   Representations and Warranties of the Investors . . . . . . . . . . .    2
     3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .    2
     3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . . .    2
     3.3  Disclosure of Information. . . . . . . . . . . . . . . . . . . .    3
     3.4  Investment Experience. . . . . . . . . . . . . . . . . . . . . .    3
     3.5  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . .    3
     3.6  Restricted Securities. . . . . . . . . . . . . . . . . . . . . .    3
     3.7  Further Limitations on Disposition . . . . . . . . . . . . . . .    3
     3.8  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

4.   California Commissioner of Corporations . . . . . . . . . . . . . . .    5
     4.1  Corporate Securities Law . . . . . . . . . . . . . . . . . . . .    5

5.   Conditions of Investor's Obligations at Closing . . . . . . . . . . .    5
     5.1  Representations and Warranties . . . . . . . . . . . . . . . . .    5
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     5.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . . .    5

6.   Conditions of the Company's Obligations at Closing. . . . . . . . . .    5
     6.1  Representations and Warranties . . . . . . . . . . . . . . . . .    5
     6.2  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . .    5
     6.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . . .    5

7.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.1  Market Standoff. . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.2  Survival of Warranties . . . . . . . . . . . . . . . . . . . . .    6
     7.3  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .    6
     7.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.6  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . .    6
     7.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.8  Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     7.9  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .    7
     7.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     7.11 Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . .    7

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SCHEDULE A - Schedule of Investors

EXHIBIT A - Form of Nontransferable Warrant



















                                       ii

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                 SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

     THIS SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the ___ day of _______________, 1995, by and among StarBase Corporation, a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each referred to as an "Investor."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. PURCHASE AND SALE OF STOCK.

          1.1 SALE AND ISSUANCE OF UNITS. (b) The Company shall sell to the Investors, and the Investors shall purchase from the Company (by cash, check or wire transfer), at a purchase price, in lawful United States currency, of $2.00 per "Unit" (as hereinafter defined), that number of Units of the Company as set forth opposite each Investor's name on the attached SCHEDULE A. Each "Unit" shall consist of one share of Series B Preferred Stock and one nontransferable warrant to purchase one share of common stock for a twenty-four (24) month period from the date of issuance, at a purchase price of $2.00 per share during the first year and at a price of $2.50 per share during the second year. The nontransferable warrant shall be in substantially the form set forth on the attached EXHIBIT A. The Company's agreement with each of the Investors are separate agreements, and the sale of Units to each of the Investors are separate sales.

          1.2 CLOSING. The purchase and sale of the Units shall take place at Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, Beverly Hills, California, on November 10, 1995, at 10:00 a.m. or at such other time, date and place as mutually agreed upon by the Company and the Investor (the "Closing"). As promptly as practical following receipt of the purchase price from each Investor, the Company shall instruct its transfer agent to issue and deliver to each Investor a certificate representing the Units that such Investor is purchasing against payment of the purchase price therefor by cash, check, wire transfer or any combination thereof.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

          2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists of:

          (i) PREFERRED STOCK. Ten million (10,000,000) shares of preferred stock, $0.01 par value per share, of which three million (3,000,000) shares have been designated Series A Preferred Stock, none of which are outstanding, one million two hundred fifty thousand (1,250,000) shares of which have been designated Series B Preferred Stock (the "Series B Preferred"), all of which may be sold pursuant to this agreement.

          (ii) COMMON STOCK. 50,000,000 shares of common stock ("Common Stock"), of which 7,829,034 shares are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable.

          2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all


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moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.4 VALID ISSUANCE OF PREFERRED STOCK.

                    (a) The Series B Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with the registration requirements of all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance to the Investors in accordance with the terms of the Certificate of Designations, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with the registration requirements of all applicable securities laws, as presently in effect, of the United States and the State of California.

                    (b) The outstanding shares of Common Stock are all duly and validly issued, fully paid and nonassessable.

               2.5 GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or designation, declaration or filing on the part of the Company with any foreign or United States or state governmental authority or, to the best knowledge of the Company, with any local governmental authority, is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Units or the consummation of any other transaction contemplated hereby, except for the filing of (i) such forms which may be require by the Vancouver Stock Exchange (the "VSE") and the consent of the VSE, and (ii) such forms as may be required by the Securities Act of British Columbia and the rules and regulations thereunder, and (iii) such forms as required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and (iv) the filing with the Securities and Exchange Commission of Form D, which filing will be effected in accordance with Regulation D of the Securities Act of 1933, as amended.

               2.6 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.7 LITIGATION. There is, to the best of the Company's knowledge and belief, no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting the Company which questions the validity of this Agreement or any action that is to be taken under or in contemplation of this Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

               3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

               3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Units to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the

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resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

          3.3 DISCLOSURE OF INFORMATION. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company.

          3.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Units.

          3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of United States Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6 RESTRICTED SECURITIES. Such Investor understands that the Units he is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that he is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Units unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section and such agreement are then applicable, and:

               (a) the registration rights granted to holders of the Series B Preferred will be subject to registration rights held by existing shareholders of the Company. Pursuant to such existing rights without the prior written consent of a majority in interest of the outstanding securities subject to such existing registration rights (A) the "demand" and Form S-3 registration rights set forth below may not cause a subject registration statement to be declared effective prior to the earlier of August 8, 1996 or nine (9) months after the effective date of the first registration statement for an underwritten public offering of equity securities of the Company in the United States (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), and (B) the "piggy back" registration rights set forth below may not have the effect of reducing the amount of such existing holders' securities included in such a registration statement.

(1) Demand Rights.            Investors may request that the Company effect two
                              registrations of at least 40% of the Registrable
                              Securities (defined below) or any lesser percentage; provided that the anticipated net proceeds from such offering exceed $250,000 and provided further that the Company shall be obligated to effect only two such requested registrations. The Company shall not be obligated to effect a requested registration: (a) during the period 60 days prior of the Company's estimated date of the filing of any registration statement pertaining to securities of the Company or (b)

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                              during any "registration process." If the Company
                              is eligible to use Form S-3, investor agrees to request registration under the Form S-3 provisions below rather than the provisions of this paragraph.

(2) Company Registration.     Investors shall be entitled to "piggyback"
                              registration rights of all registrations, subject to the right of the underwriters and the Company to cut back the number of shares proposed to be registered in view of market conditions.

(3) Form S-3 Registration     Holders of registrable securities may request the
                              Company to effect a registration on Form S-3, provided that such registration be limited to one per twelve-month period and result in net proceeds of at least $250,000.

(4) Expenses.                 The Company shall bear all expenses (exclusive of
                              underwriting fees, discounts or commissions or fees of counsel for selling stockholders of all registrations described in (1) - (3) above).

(5) Transfer of Rights.       A holder of registration rights may transfer the
                              rights to any transferee who purchases at least
                              50,000 shares of the registrable securities.
                              However, the Company must be given written notice of the transfer.

               (b) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (c) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.8 LEGENDS. It is understood that the certificates evidencing the Units (and any shares of Common Stock issued upon the exercise of the nontransferable warrants) may bear one or more of the following legends, as determined by the Company's counsel:

     (a) THE SHARES ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER __________________________, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF BRITISH COLUMBIA AND THE REGULATIONS THEREUNDER.

     (b) THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

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     4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

          4.1 CORPORATE SECURITIES LAW. THE SALE OF THE UNITS THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH UNITS OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH UNITS PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH UNITS IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION-BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which may be waived in voting by any Investor:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of British Columbia, the VSE, and the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1 to the Company or its designee.

          6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of British Columbia, the VSE, and the United States or of a state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

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     7.   MISCELLANEOUS.

          7.1 MARKET STANDOFF. Investor hereby agrees that, during the period specified by the Company and an underwriter or underwriters of the Common Stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the Act, Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the company at any time during such period except Common Stock included in such registration.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Units held by the Investors until the end of such period.

          7.2 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Units, or the securities comprising such Units). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

               The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses o defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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          7.9  AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Units issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.









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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        STARBASE CORPORATION

                                        By:
                                             -----------------------------------
                                             William R. Stow, III
                                             President

                              Address:  18872 MacArthur Boulevard
                                        Suite 400
                                        Irvine, California 92715

                                        INVESTORS:

                                        ----------------------------------------
                                        [NAME]

                              Address:
                                        ----------------------------------------

                                        ----------------------------------------








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                                   SCHEDULE A

Investor            United States $          Canadian $          Units
- --------            ---------------          ----------          -----

                                   EXHIBIT A
                                   ---------

                             NONTRANSFERABLE WARRANT

THIS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED.

No. 1995-_____                             Warrant to Purchase __________ Shares
                                         of Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                              STARBASE CORPORATION

                         Void after_______________,1997

     This certifies that, for value received, _________________________(the "Holder"), is entitled, subject to the term set forth below, to purchase from StarBase Corporation (the "Company"), a Delaware corporation, ____________shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful United States currency, or otherwise as hereinafter provided, at the exercise price as-set forth in Section 2 below. The number, character and exercise price of such shares of Common Stock are subject to adjustment as provided herein.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and terminating on or before two years from the issuance date

     2. EXERCISE PRICE. The exercise price shall be (U.S.) two Dollars ($2.00) per share during the first year after issuance, and $2.50 per share during the second year after issuance.


     3.   EXERCISE OF WARRANT.

          (a) This Warrant is exercisable by the Holder in whole or in part, but not for less than 1,000 shares of Common Stock at a time (or such lesser number of shares that may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 13 below), at any time, or from time to time, during the term hereof as described in section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), for the purchase price of the share to be purchased.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Unless exercised in connection

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

with an underwritten public offering, as promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. In the event of exercise at the time of an underwritten public offering, the Company will provide instructions as to the exercise of this Warrant into such shares

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF STOCKHOLDERS. Subject to Sections 10 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

     7. TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part.

     8.   COMPLIANCE WITH SECURITIES LAWS.

          (a) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any foreign or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with one or more of the following legends (in addition to any legend required by the Securities Act of British Columbia (the "B.C. Act"), the United States Securities Act of 1933, (the "Act") and the securities laws of any state of the United States) as determined by counsel for the Company:

     THE SHARES ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER ________, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF BRITISH COLUMBIA AND THE REGULATION S THEREUNDER.

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRAT1ON IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES
     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR
     (ii) OTHERWISE UNIT AFTER ______________, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S.

     9. RESTRICTIONS ON TRANSFER OF UNDERLYING COMMON STOCK. The Holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") are subject to the provisions of this Warrant, which include restrictions on transfer of the Securities.

     10. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide a sufficient reserve of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     11.  NOTICES.

          (a) Whenever the exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

          (b)  In case

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

          (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and
(ii) in the case of mailing, on the second business day following the date of such mailing.

     12.  AMENDMENTS.

          (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the shares of Common Stock issuable upon exercise of any and all outstanding warrants for shares of Common Stock issued by the Company (the "Common Stock Warrants"), even without the specific consent of the Holder. An amendment effected in accordance with this Section 12 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this
Section 12.

          (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     13. ADJUSTMENTS. The exercise prices and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     13.1 MERGER, SALE OF ASSETS, ETC.

          (a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification exchange or subdivision of shares otherwise provided for herein) (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the exercise price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13. The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, whose determination shall be final and binding. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in toe application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant

          (b) NOTICES OF RECORD DATE. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the Holder of this Warrant at least 10 days' prior written notice of the date on which a racer shall be taken for determining rights to vote in respect of such event.

     13.2 RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

     13.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     13.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

     13.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     13.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

     14.  MISCELLANEOUS PROVISIONS.

          (a)  MARKET STAND-OFF PROVISIONS.

               (i) In connection with any public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, this Warrant or any Common Stock o other security received on conversion hereof without the prior written consent of the Company and the representative of the underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters. The limitations of this Section 14(a) shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect.

               (ii) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Common Stock or any warrant or other security convertible into said Common Stock shall be immediately subject to the provisions of this Section 14(a), to the same extent the Common Stock is at such time covered by such provisions.

               (iii) In order to enforce the limitations of this Section 14(a), the Company may impose stop-transfer instructions with respect to the Common Stock or any warrant or other security convertible into said Common Stock until the end of the applicable market stand-off period.

          (b) GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

          (c) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, STARBASE CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of ________________________:

                                        STARBASE CORPORATION

                                        By:
                                             -----------------------------------


COUNTERSIGNED this _____day of ___________, by the Transfer Agent for the
Company:

Montreal Trust Company


By:
     -----------------------------------
                                 (Title)

                         NOTICE OF EXERCISE

To:  STARBASE CORPORATION

     (1) The undersigned hereby elects to purchase _____________shares of Common Stock of STARBASE CORPORATION, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

     (2) In exercising his Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of an such shares of Common Stock except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



- -----------------------------------     ----------------------------------------
[Date]                                  [NAME]

                              STARBASE CORPORATION

                SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

                               (Non-U.S. Persons)

                                TABLE OF CONTENTS

1.   PURCHASE AND SALE OF UNITS. . . . . . . . . . . . . . . . . . . . . .     1
     1.1       Sale and Issuance of Units. . . . . . . . . . . . . . . . .     1
     1.2       Closing . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     1.3       Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . .     1
     2.1       Organization, Good Standing and Qualification . . . . . . .     2
     2.2       Capitalization. . . . . . . . . . . . . . . . . . . . . . .     2
     2.3       Authorization . . . . . . . . . . . . . . . . . . . . . . .     2
     2.4       Valid Issuance of Preferred Stock . . . . . . . . . . . . .     2
     2.5       Governmental Consents . . . . . . . . . . . . . . . . . . .     3
     2.6       Offering. . . . . . . . . . . . . . . . . . . . . . . . . .     3
     2.7       Litigation. . . . . . . . . . . . . . . . . . . . . . . . .     3
     2.8       Offering Memorandum and Financial Statements. . . . . . . .     3

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. . . . . . . . . . . .     3
     3.1       Authorization . . . . . . . . . . . . . . . . . . . . . . .     3
     3.2       Foreign Investor. . . . . . . . . . . . . . . . . . . . . .     3
     3.3       Accredited or Sophisticated Investor. . . . . . . . . . . .     4
     3.4       Resales Subject to U.S. Securities Laws . . . . . . . . . .     4
     3.5       Offshore Execution. . . . . . . . . . . . . . . . . . . . .     4
     3.6       Offshore Transaction. . . . . . . . . . . . . . . . . . . .     4
     3.7       Legends . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     3.8       Offering Memorandum . . . . . . . . . . . . . . . . . . . .     5

4.   UNITED STATES SECURITIES AND EXCHANGE COMMISSION. . . . . . . . . . .     5
     4.1       Securities Law Regulation . . . . . . . . . . . . . . . . .     5

5.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING . . . . . . . . . . .     5
     5.1       Representations and Warranties. . . . . . . . . . . . . . .     5
     5.2       Performance . . . . . . . . . . . . . . . . . . . . . . . .     5
     5.3       Qualifications. . . . . . . . . . . . . . . . . . . . . . .     5

6.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. . . . . . . . . .     5
     6.1       Representations and Warranties. . . . . . . . . . . . . . .     5
     6.2       Payment of Purchase Price . . . . . . . . . . . . . . . . .     6
     6.3       Qualifications. . . . . . . . . . . . . . . . . . . . . . .     6

7.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     7.1       Further Restrictions on Transfer. . . . . . . . . . . . . .     6
     7.2       Request for Registration. . . . . . . . . . . . . . . . . .     6
     7.3       Survival of Warranties. . . . . . . . . . . . . . . . . . .     7
     7.4       Successors and Assigns. . . . . . . . . . . . . . . . . . .     7
     7.5       Governing Law . . . . . . . . . . . . . . . . . . . . . . .     7
     7.6       Counterparts. . . . . . . . . . . . . . . . . . . . . . . .     7
     7.7       Titles and Subtitles. . . . . . . . . . . . . . . . . . . .     7
     7.8       Notices . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     7.9       Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . .     8
     7.10      Agent Liability . . . . . . . . . . . . . . . . . . . . . .     8

     7.11      Amendments and Waivers. . . . . . . . . . . . . . . . . . .     8
     7.12      Severability. . . . . . . . . . . . . . . . . . . . . . . .     8
     7.13      Entire Agreement. . . . . . . . . . . . . . . . . . . . . .     9

                 Series B Preferred Stock Subscription Agreement

THIS SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the 21st day of August, 1995 by and among StarBase Corporation, a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each referred to as an "Investor."

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             PURCHASE AND SALE OF UNITS

1.1            Sale and Issuance of Units

Subject to the terms and conditions of this Agreement, the Company shall sell to the Investor, and the Investor shall purchase from the Company (by cash, check or wire transfer), at a purchase price, in lawful United States currency, of $2.00 per "Unit" (as hereafter defined), the number of Units of the Company's securities set forth opposite each Investor's name on the attached Schedule A. Each Unit shall consist of one share of series "B convertible preferred stock (the "Series "B" Preferred Stock") and one non-transferable warrant (the "No: transferable Warrant") to purchase one additional share of Common Stock for an 24-month period, at purchase price of $2.00 U.S. per share for the 12-month period following the closing of the private placement and thereafter at $2.50 U.S. per share for the remaining 12-month period. The rights and obligations attached to the Series "B" Preferred Stock will be the same as those described in the Offering Memorandum, dated September 25, 1995. The Non-transferable Warrant shall be in substantially the form set forth in Exhibit A attached to this Agreement. The Company's agreements with each of the Investors are separate agreements, and the sale of Units to each of the Investors are separate sales. The offer and sale of the Units will be dc in accordance with and in reliance of the provisions of Regulation S under the United States Securities Act of 1933.

1.2            Closing

The purchase and sale of the Units will be effected by the delivery of a check for the net proceeds against delivery of the required share certificate to Canaccord Capital Corporation for the Non-U.S. investors within five days of acceptance by the Vancouver Stock Exchange ("VSE"), but in any event no later than 30 days from the date of the Offering Memorandum.

1.3            Agent


The Investor was introduced to the Company by Canaccord Capital Corporation ("Canaccord") or by one of its sub-agents under the terms of an Agency Agreement between Canaccord and the Company dated for reference August 21, 1995.

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor except as set forth on the Schedule of Exceptions attached hereto (the "Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder, that:

2.1            Organization, Good Standing and Qualification

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

2.2            Capitalization

The authorized capital of the Company consisted of 50,000,000 shares of common stock ("Common Stock"), of which 7,829,034 shares were issued and outstanding as of August 31, 1995, and 7,250,000 shares of preferred stock ("Preferred Stock") of which 1,250,000 have been designated Series B Preferred, none of which are outstanding, all of which may be issued. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and Non-assessable.

2.3            Authorization

All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and for the issuance and delivery of the Units will be taken as of Closing, and when executed and delivered by the Company, assuming execution and delivery by the Investor, this Agreement will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the acceptance for filing of this Agreement by the VSE, and except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4            Valid Issuance of Preferred Stock

The Series B Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with the registration requirements of all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance to the Investors in accordance with the terms of the Certificate of Designations, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with the registration requirements of all applicable securities laws, as presently in effect, of the United States and the State of California.

The outstanding shares of Common Stock are all duly and validly issued, fully paid and nonassessable.


2.5            Governmental Consents

No consent, approval or authorization of, or designation, declaration or filing on the part of the Company with any foreign or United States or state governmental authority or, to the best knowledge of the Company, with any local governmental authority, is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Units or the consummation of any other transaction contemplated hereby, except for: (i) the filing of such forms which may be required by the VSE and the consent of the VSE, and (ii) the filing of such forms as may be required by the Securities Act of British Columbia (the "B.C. Act") and the rules and regulations thereunder,
(iii) as required pursuant to Regulation

S of the United States Securities Act of 1933, as amended (the "Act"); and (iv) as required under the securities laws of the State of California.

2.6            Offering

Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7            Litigation

There is, to the best of the Company's knowledge and belief, no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting the Company which questions the validity of this Agreement or any action that is to be taken under or in contemplation of this Agreement.

2.8            Offering Memorandum and Financial Statements

The Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets referred to in the Offering Memorandum dated September 25, 1995 used in connection with this private placement (the "Offering Memorandum"), or in any other disclosure document filed with the VSE and that any and all agreements pursuant to which the Issuer holds any such interest in property, business or assets are in good standing according to their terms, and the properties are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated.

The Offering Memorandum is in all material respects accurate and omits no material facts, the omission of which makes the Offering Memorandum or any particulars therein misleading or incorrect.

The financial statements contained in the Offering Memorandum accurately reflect the financial position of the Issuer as at the date thereof and no material changes in such position have taken place since the date thereof, save in the ordinary course of the Issuer's business.

3.             REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor hereby represents and warrants that:

3.1            Authorization

Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

3.2            Foreign Investor

Such Investor certifies that it is not a U.S. person and that it is not acquiring the Units for the account or benefit of any U.S. person, as those terms are defined in Regulation S under the Act.

3.3            Accredited or Sophisticated Investor

Such Investor is either (a) an "accredited investor" within the meaning of United States Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect or (b) is an investor in securities of companies in the development stage and is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units.

3.4            Resales Subject to U.S. Securities Laws

Such Investor acknowledges that the Units have not been registered under the Act, and agrees to resell the Units only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from such registration.

3.5            Offshore Execution

The document effecting this purchase and transfer will be executed by the Investor outside the United States.

3.6            Offshore Transaction

Such Investor is acquiring the Units in an "offshore transaction," within the meaning of Regulation S under the Act.

3.7            Legends

It is understood that the certificates evidencing the Units (and any shares of Common Stock issued upon the conversion of the Non-transferable Warrants or the Series "B" Preferred Stock) may bear one or more of the following legends, as determined by the Company's counsel:

     (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL [40 days from closing], 1995, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S."

     (b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF [twelve months from Closing], 1996, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE REGULATIONS THERETO.

3.8            Offering Memorandum

Such Investor acknowledges having received a copy of the Offering Memorandum.

4.             UNITED STATES SECURITIES AND EXCHANGE COMMISSION

4.1            Securities Law Regulation

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE ACT AND MAY NOT BE OFFERED OR SOLD IN THE U.S. OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED UNDER REGULATION S OF THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

5.             CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by any Investor:

5.1            Representations and Warranties

The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2            Performance

The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3            Qualifications

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of British Columbia, the VSE, and the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.             CONDITIONS OF THE COMPASS OBLIGATIONS AT CLOSING

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the CLOSING of the following conditions by the Investor.

6.1            Representations and Warranties

The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2            Payment of Purchase Price

Each Investor shall have delivered the purchase price specified in Section 1 to the Company or its designee.

6.3            Qualifications

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of British Columbia, the VSE, and the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.             MISCELLANEOUS

7.1            Further Restrictions on Transfer

The Company shall not register any transfer of the Units (or Common Stock issued upon the conversion of the Series "B" Preferred Stock or the exercise of a Non-transferable Warrant) not made in accordance with the provisions of Regulation S or other applicable registration or exemption under the Act and shall not treat as the owner of such securities, or otherwise accord voting or dividend rights to, any transferee to whom such securities have been transferred in contravention of this Agreement.

7.2            Request for Registration

The registration rights granted to holders of the Series B Preferred will be subject to registration rights held by existing shareholders of the Company. Pursuant to such existing rights without the prior written consent of a majority in interest of the outstanding securities subject to such existing registration rights (A) the "demand" and Form S-3 registration rights set forth below may not cause a subject registration statement to be declared effective prior to the earlier of August 8, 1996 or nine (9) months after the effective date of the first registration statement for an underwritten public offering of equity securities of the Company in the United States (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), and (B) the "piggy back" registration rights set forth below may not have the effect of reducing the amount of such existing holders' securities included in such a registration statement.

(1) Demand Rights.       Investors may request that the Company effect two
                         registrations of at least 40% of the Registrable
                         Securities (defined below) or any lesser percentage;
                         provided that the anticipated net proceeds from such offering exceed $250,000 and provided further that the Company shall be obligated to effect only two such requested registrations. The Company shall not be obligated to effect a requested registration: (a) during the period 60 days prior of the Company's estimated date of the filing of any registration statement pertaining to securities of the Company or
                         (b) during any "registration process" If the Company is eligible to use Form S-3, investor agrees to request registration under the Form S-3 provisions below rather than the provisions of this paragraph.

(2) Company Registration.          Investors shall be entitled to "piggyback"
                                   registration rights of all registrations, subject to the right of the underwriters and the

                                   Company to cut back the number of shares proposed to be registered in view of market conditions.

(3) Form S-3 Registration          Holders of registrable securities may request
                                   the Company to effect a registration on Form
                                   S-3, provided that such registration be
                                   limited to one per twelve-month period and result in net proceeds of at least $250,000.

(4) Expenses.                 The Company shall bear all expenses (exclusive of
                              underwriting fees, discounts or commissions or fees of counsel for selling stockholders of all registrations described in (1) - (3) above)

(5) Transfer of Rights.       A holder of registration rights may transfer the
                              rights to any transferee who purchases at least
                              50,000 shares of the registrable securities.
                              However, the Company must be given written notice of the transfer.

7.3       Survival of Warranties

The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.4       Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Units or the securities comprising such Units). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5       Governing Law

Notwithstanding the fact that this purchase and sale is an off-shore transaction as defined in Regulation S of the Act, this Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.6       Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

7.7       Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8       Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

7.9       Finder's Fee

Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction, except that Canaccord is entitled to a commission payable in shares of common stock of the Issuer equal to 10' of the value of the aggregate proceeds to the Company of Units placed by Canaccord. Each Investor agrees to indemnify and to hold the Company harmless from any liability for any other commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. Other than the finder's fee identified above, the Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.10      Agent Liability

Both the Company and the Investor acknowledge that Canaccord is acting as an agent in this transaction and the Investor hereby acknowledges that all warranties, conditions, representations or stipulations, whether expressed or implied and whether arising hereunder or under prior agreement or statement or by statute or at common law are expressly those of the Company. The Investor acknowledges that no information or representation concerning the Company has been provided to the Investor by the Company other than those contained in this Agreement prepared by the Company and that the Investor is relying entirely upon information or documents made publicly available by the Company and on file at the VSE or the British Columbia Securities Commission. Any information given by the Company or statement made by the Company is given or made without liability or responsibility howsoever arising on the part of Canaccord. No person in the employment of, or acting as agent of, Canaccord has any authority to make or give any representations or warranty whatsoever in relation to the Company or the Units.

7.11      Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.12      Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.13      Entire Agreement

This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             STARBASE CORPORATION


                                             By:


                                             -----------------------------------
                                             William R. Stow, III, President
                                             18872 MacArthur Boulevard
                                             Irvine, California
                                             U.S.A. 92714



                                             -----------------------------------
                                             (Signature)



                                             -----------------------------------
                                             (Print Name)



                                             -----------------------------------
                                             (Address)

                                   EXHIBIT A
                                   ---------

                             NONTRANSFERABLE WARRANT


THIS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED.

No. 1995-____                                         Warrant to Purchase Shares
                                         of Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                              STARBASE CORPORATION

                        Void after _______________, 1997

     This certifies that, for value received, __________________ (the "Holder"), is entitled, subject to the term set forth below, to purchase from StarBase Corporation (the "Company"), a Delaware corporation, __________ shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the-principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful United States currency, or otherwise as hereinafter provided, at the exercise price as-set forth in Section 2 below. The number, character and exercise price of such shares of Common Stock are subject to adjustment as provided herein.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and terminating on or before two years from the issuance date.

     2. EXERCISE PRICE. The exercise price shall be (U.S.) two Dollars ($2.00) per share during the first year after issuance, and $2.50 per share during the second year after issuance.

     3.   EXERCISE OF WARRANT.

          (a) This Warrant is exercisable by the Holder in whole or in part, but not for less than 1,000 shares of Common Stock at a time (or such lesser number of shares that may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 13 below), at any time, or from time to time, during the term hereof as described in section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), for the purchase price of the share to be purchased.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Unless exercised in connection with an underwritten public offering, as promptly as practicable on or after such date and in any event within ten (10) days thereafter. the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. In the event of exercise at the time of an underwritten public offering, the Company will provide instructions as to the exercise of this Warrant into such shares

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF STOCKHOLDERS. Subject to Sections 10 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued as provided herein.

     7. TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part

     8.   COMPLIANCE WITH SECURITIES LAWS.

          (a) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any foreign or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with one or more of the following legends (in addition to any legend required by the Securities Act of British Columbia (the "B.C. Act"), the United States Securities Act of 1933, (the "Act") and the securities laws of any state of the United States) as determined by counsel for the Company:

     THE SHARES ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER _______________________________, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF BRITISH COLUMBIA AND THE REGULATION S THEREUNDER.

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL AFTER _________________________, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S.

     9. RESTRICTIONS ON TRANSFER OF UNDERLYING COMMON STOCK. The Holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") are subject to the provisions of this Warrant, which include restrictions on transfer of the Securities.

     10. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide a sufficient reserve of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     11.  NOTICES.

          (a) Whenever the exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     (b)     In case

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe: for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassificatioa, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

          (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and
(ii) in the case of mailing, on the second business day following the date of such mailing.

     12.  AMENDMENTS.

          (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the shares of Common Stock issuable upon exercise of any and all outstanding warrants for shares of Common Stock issued by the Company (the "Common Stock Warrants"), even without the specific consent of the Holder An amendment effected in accordance with this Section 12 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this
Section 12.

          (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     13. ADJUSTMENTS. The exercise prices and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     13.1 MERGER, SALE OF ASSETS, ETC.

          (a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification exchange or subdivision of shares otherwise provided for herein) (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the exercise price thea in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13 The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, whose determination shall be final and binding In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b) NOTICES OF RECORD DATE. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the Holder of this Warrant at least 10 days' prior written notice of the date on which a racer shall be taken for determining rights to vote in respect of such event.

     13.2 RECLASSIFICATION, ETC If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

     13.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     13.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

     13.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant

     13.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

     14.  MISCELLANEOUS PROVISIONS.

          (a)  MARKET STAND-OFF PROVISIONS.

               (i) In connection with any public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, this Warrant or any Common Stock other security received on conversion hereof without the prior written consent of the Company and the representative of the underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters. The limitations of this Section 14(a) shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect.

               (ii) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Common Stock or any warrant or other security convertible into said Common Stock shall be immediately subject to the provisions of this Section 14(a), to the same extent the Common Stock is at such time covered by such provisions.

               (iii) In order to enforce the limitations of this Section 14(a), the Company may impose stop-transfer instructions with respect to the Common Stock or any warrant or other security convertible into said Common Stock until the end of the applicable market stand-off period.

          (b) GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

          (c) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, STARBASE CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of ________________________

                                             STARBASE CORPORATION


                                             By:
                                                --------------------------------

COUNTERSIGNED this ____ day of____________ by Transfer Agent for the Company:

Montreal Trust Company




By:
   -------------------------------------
                                 (Title)

                               NOTICE OF EXERCISE


To:  STARBASE CORPORATION

     (1) The undersigned hereby elects to purchase _____shares of Common Stock of STARBASE CORPORATION, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of an such shares of Common Stock except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


- -----------------------------------     ----------------------------------------
[Date]                                  [NAME]

PRIVATE PLACEMENT #12 INVESTOR LIST
                                                             US /
                                                           NON-US        UNITS
                                                          ---------------------

D. Patrick Linehan                                             US        24,118

Michael G. Lyons.                                              US        46,451

Jade Port Ltd.                                             Non-US        63,722

Aaron Miller                                                   US        50,391

Harold O. Miller & Marjorie E. Miller TTEES of the
Harold O. Miller and Marjorie E. Miller Family
Living Trust of 1993                                           US        12,672

Quentin Rink                                                   US        66,375

First Trust Corp. Custodian FBO Quentin H. Rink                US        20,000

Frutella Trading Ltd.                                      Non-US        12,571

Etsuko Kato Benson, TTE, Benson Family Trust,
U/A 10-30-91                                                   US        50,078

Amerindo Technology Growth Fund II                         Non-US       125,291

Eric Ufer                                                      US         2,777

Steven L. Basta                                                US        12,500

William F. Bell & Margaret Bell TTEES Bell Family
Trust DTD 2-3-84                                               US        12,500

Robert McCullough, Jr.                                         US        20,000

Robert F. McCullough                                           US       150,000

Gruber & McBaine International                                 US        25,000

Jon D. Gruber                                                  US        25,000

Lagunitas Partners, L.P.                                       US       200,000

The Kemajo Family LP                                           US        37,500

Whelan & Gratny Capital Management                             US        12,500

The Meier Group                                                US        10,000

Deborah Whelan                                                 US         5,000

Jon-Cin & Son L.P.                                             US        15,000

Recovery Fund L.P.                                             US        25,000

Harold Wrobel                                                  US        25,000

JDN Partners, L.P.                                             US        75,000

Storie Partners, L.P.                                          US       375,000

Joseph Musto                                                   US         5,000

John Troubh                                                    US        25,000

Stephen W. Leahy                                               US        32,500

Seth Sholes                                                    US        10,000

Lawrence Gibson & Victor Nostas Tenants in Common              US        36,000

Steven Antebi                                                  US        25,000

Intersolv, Inc.                                                US       250,000

Banque Genovoise de Gestion                                Non-US       150,000

William L. Kostelecky & Beatrice B. Kostelecky TR.
UA 7-20-88 FBO Kostelecky Trust                                US        25,000

A.Tod Hindin and Marion L. Hindin                              US        10,000

Philip Mabry                                                   US        10,000

Salina Investments Ltd.                                    Non-US        12,500

Pyramid Securities Ltd.                                    Non-US        12,500

Mindful Partners, L.P.                                         US       100,000

Sunnyfair Ltd.                                             Non-US        25,000
                                                           --------------------
     Total                                                            2,227,946
                                                           --------------------
                                                           --------------------